Exhibit 99.2

FINANCIAL STATEMENTS
(unaudited)

BONTERRA BUILDERS, LLC

JUNE 30, 2015

BONTERRA BUILDERS, LLC

TABLE OF CONTENTS

PAGE

INDEPENDENT ACCOUNTANT'S REPORT	1

FINANCIAL STATEMENTS

BALANCE SHEET	2

STATEMENT OF OPERATIONS AND MEMBERS' EQUITY	3

STATEMENT OF CASH FLOWS	4

NOTES TO FINANCIAL STATEMENTS	5

BONTERRA BUILDERS, LLC
BALANCE SHEET
June 30, 2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$211,050
Accounts receivable - trade	2,065,774
Lot inventories	74,762,022

Total current assets	77,038,846

PROPERTY AND EQUIPMENT	894,619
Less accumulated depreciation	(459,212)
Total net property and equipment	435,407

OTHER ASSETS
Deposits	1,998,254
Total other assets	1,998,254

Total Assets	$79,472,507

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Construction loans	$52,940,863
Accounts payable	5,372,555
Accrued expenses	219,210
Deposits	1,849,926

Total current liabilities	60,382,554

MEMBERS' EQUITY	19,089,953
19,089,953

Total Liabilities and Members' Equity	$79,472,507

See independent accountant's report.

BONTERRA BUILDERS, LLC
STATEMENT OF OPERATIONS AND MEMBERS' EQUITY
For the Six Months Ended June 30, 2015

SALES	$70,766,661
COST OF HOMES SOLD	57,149,297

GROSS PROFIT	13,617,364

SELLING, GENERAL, AND ADMINISTRATIVE
EXPENSES	6,205,429

NET OPERATING INCOME	7,411,935

OTHER INCOME AND (EXPENSE)
Rebate income	293,185
Rental income	24,530
Other income	419,334
Interest expense	(1,074,270)
(337,221)

NET INCOME	7,074,714

BEGINNING MEMBERS' EQUITY	20,087,673
Distributions	(8,072,434)

ENDING MEMBERS' EQUITY	$19,089,953

See independent accountant's report.

BONTERRA BUILDERS, LLC
STATEMENT OF CASH FLOWS
For the Six Months Ended, June 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,074,714
Adjustments to reconcile net income to net cash
provided by (used in ) operating activities:
Depreciation	90,012
(Increase) decrease in:
Accounts receivable - trade	(751,821)
Inventories	(7,597,531)
Lot deposits	99,800
Increase (decrease) in:
Accounts payable	(2,609,987)
Accrued expenses	(330,321)
Builder deposits	699,000

Net cash provided by (used in) operating expenses	(3,326,134)

CASH FLOWS FROM INVESTING ACTIVITIES
Investments in partnerships	301,900
Purchases of property and equipment	(366,678)

Net cash provided by (used in) investing activities	(64,778)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) on construction loans	4,835,803
Net borrowings (payments) on auto loans	(91,231)
Sale of property and equipment	1,508,344
Dividends paid	(8,072,434)

Net cash provided by (used in) financing activities	(1,819,518)

NET INCREASE (DECREASE) IN CASH	(5,210,430)

CASH AT BEGINNING OF YEAR	5,421,480

CASH AT END OF YEAR	$211,050

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,075,344

See independent accountant's report.

BONTERRA BUILDERS, LLC
NOTES TO FINANCIAL STATEMENTS
(unaudited)
June 30, 2015

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
Bonterra Builders, LLC (“The Company”), a North Carolina limited liability company, was formed on October 19, 2001. The company builds townhomes and single family residential homes in the greater Charlotte area of North and South Carolina. Bonterra Builders, LLC sold its assets and operations to AV Homes, Inc. as of July 1, 2015.

Method of Accounting
For financial reporting purposes, assets and liabilities are recorded and income and expenses are recognized on the accrual basis of accounting.

Revenue Recognition
The Company recognizes revenue from all homebuilding activities at the closing of the sale using the deposit method. During construction, all direct material and labor costs and those indirect costs related to acquisition and construction are capitalized, and all customer deposits are treated as liabilities. Capitalized costs are charged to earnings upon closing. Costs incurred in connection with completed homes and selling, general, and administrative costs are charged to expense as incurred.

Accounts Receivable
Accounts receivable are presented at face value. Management considers receivables to be fully collectible; accordingly, no allowance for doubtful accounts has been provided. Bad debts on accounts receivable are expensed in the period in which management determines the amount to be uncollectible.

Inventory
Housing assets are reviewed for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If the assets are considered to be impaired, they are then written down to the fair value less estimated selling costs. The ultimate fair value for the Company’s inventory is dependent upon future market and economic conditions.

Capitalized Costs
Capitalized costs include the costs of acquiring land, construction costs, interest, property taxes, and overhead related to the construction of the units. Direct costs are capitalized to individual homes and other costs are allocated to each lot based on lot size.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Property and Equipment
Cost of property and equipment as of June 30, 2015, is as follows:

2015

Office furniture and fixtures	$ 27,722
Computer equipment	42,301
Construction equipment	36,146
Model furniture and fixtures	788,450

$ 894,619

Depreciation
Depreciation is computed principally using straight-line methods at rates intended to distribute the cost of properties over their estimated service lives varying from five (5) to forty (40) years.

Income Taxes
Upon inception of the LLC, the Company’s members made an election to be taxed as a Corporation. Subsequently, the Company, with the consent of the owners, elected “S” status under Section 1361 of the Internal Revenue Code and North Carolina state tax code on October 19, 2001, which provides that, in lieu of corporation income taxes, the shareholder is taxed on his proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income tax is included in these financial statements.

Compensated Absences
Compensated absences have not been accrued because the amount cannot be reasonably estimated and is considered immaterial to the overall statement presentation.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments
SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosure of the fair value of certain financial instruments. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Cash, receivables, trade payables, and accrued expenses are carried at cost, which approximates fair value due to the short-time maturity of these instruments.

NOTE B - WORK IN PROCESS INVENTORY

The Company classifies any homes under construction as inventory on the balance sheet. Work in process as of June 30, 2015 consists of the following:

2015
Land held for development	$ 7,798,008
Land under development	10,414,562
Work in process invesntory	56,549,452

$ 74,762,022

NOTE C - OTHER ASSETS

The Company has paid deposits on lots in the following subdivisions: Bonterra, Millbridge, Cedarvale Farm, Steel Gardens, Heron Cove, Blanchard Farms, and Walnut Creek, which are classified as assets on the balance sheet. These deposits were required to ensure the company has purchase rights on each lot as they become ready for construction. The balance of the deposits held for purchase rights on June 30, 2015 are $1,998,254.

NOTE D - RELATED PARTY TRANSACTIONS

Inventory
The Company buys lots and builds homes in developments that are partially owned by one of its members. According to management, the lots are purchased at comparable prices, as compared to the prices that other local and national builders pay for lots in these developments.

NOTE E - CONSTRUCTION LOANS

Construction loans consist of the following at June 30:

2015
Construction loans collateralized by inventories and
payable as the projects are sold, bearing interest
at rates of Prime plus one half percent per annum	$37,922,593

Construction loans collateralized by inventories and
payable as the projects are sold, bearing interest
at the bank's prime rate	15,018,270

$52,940,863

All construction loans are classified as current liabilities on June 30, 2015. Interest expense of $251,549 was capitalized as an additional cost of inventories during the period ended June 30, 2015.

The Company’s main construction loan has additional related borrowers included. The development companies included that are related by common ownership (Bonterra Village, Poplin Development Group) are listed as borrowers on the line and any assets of these companies have been cross-collateralized with the loan. The amount borrowed on this construction line as of June 30, 2015 is $15,837,324.

NOTE F - CONCENTRATIONS OF CREDIT RISK

The Company maintains cash balances at one bank. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. Balances at this institution often exceed the insured limits. At June 30, 2015, the balances in the bank exceeded FDIC limits by approximately $500,000.

The construction industry is highly competitive and lacks firms with dominant market power. The volume and profitability of the company’s construction work depends to a significant extent upon the general state of the economies and the volume of work available to contractors. The adverse conditions currently in the housing market along with the inherit risk of construction projects are of major concern across the industry along with inherent financing risks. The Company’s construction operation could be adversely affected by labor stoppages or shortages, adverse weather conditions, or shortages of supplies.